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Exhibit 99.1

Tuesday, September 7, 2004, 9:00 AM Eastern Time
Press Release

SOURCE: Isolagen, Inc.

ROBERT J. BITTERMAN APPOINTED ISOLAGEN PRESIDENT AND CEO

Former President of Aventis' Dermik Labs to Direct Global Operations, Product
Development and Commercialization of Isolagen's
Autologous Cellular Process Regeneration of Soft and Hard Tissue

HOUSTON—(PRNewswire)—September 7, 2004—Isolagen, Inc. (AMEX: ILE) is pleased to announce that its Board of Directors appointed Robert J. Bitterman to succeed Michael Macaluso as president and chief executive officer of Isolagen. Mr. Macaluso will remain active with the Company, serving on its Board of Directors.

Bitterman brings to Isolagen more than 27 years of experience in the pharmaceutical industry. He recently concluded ten year's of service as President of Aventis Pharmaceutical's dermatology division, Dermik Laboratories. At Dermik, Bitterman directed comprehensive product development and operations in the U.S., Canada and China. During his tenure, revenues grew six fold through the successful launch and commercialization of six new therapeutics. Prior to being named President of Dermik Laboratories, Bitterman held a variety of financial, investor relations and business development positions across multiple therapeutic segments at Aventis and its predecessor companies.

As President and CEO of Isolagen, Bitterman will assume the overall direction of Isolagen's global operations, including product development and commercialization of the Company's proprietary autologous cellular therapies for the regeneration of soft and hard tissue.

"After a thorough search for a new president and CEO with the experience and enthusiasm to lead Isolagen's commercialization on a world-wide basis, we are confident we made the right decision in selecting Bob. During his tenure as President at Dermik, Bob grew a relatively small business in the dermatology pharmaceutical segment into a recognized leader in that industry. Bob brings us the large pharmaceutical experience necessary to lead Isolagen from the clinical development phase with limited production to worldwide commercialization," said Mike Macaluso. "I am proud of the strides that Isolagen has made in the past year, particularly our receipt of a Special Protocol Assessment from the Food and Drug Administration and our very successful recent public financing. I look forward to assisting Bob during this transition and continuing my work with the company as a director."

Robert Bitterman expressed excitement about Isolagen's future: "The strong operational foundation built by Mike and his team combined with the therapeutic potential of Isolagen's unique technology have created an exciting opportunity. I am pleased to be associated with this dynamic organization and to dedicate my experience and use my contacts to bring the Isolagen Process to the global markets and the forefront of this competitive industry."

"Bob's worldwide dermatological and broad pharmaceutical experience, vision and leadership bring new depths to our management team," said Frank DeLape, Isolagen's Chairman. "Isolagen is entering an exciting growth period and we expect that under Bob's leadership the Company will reach its full potential. We are confident of a smooth managerial transition."

About Isolagen, Inc.

Isolagen specializes in the development and commercialization of autologous cellular therapies for soft and hard tissue regeneration. The company's product candidates are based on its proprietary Isolagen Process. Based on the accumulated experience of the company through its retrospective study, clinical trials and treatment of patients in the United Kingdom, the company believes that the Isolagen Process utilizes the patient's own cells to create safe and effective therapies to treat the underlying cause of the patient's condition. Autologous cellular therapy is the process whereby a patient's own cells are extracted, allowed to multiply and then injected into the patient. Isolagen's product candidates are designed to be minimally invasive and non-surgical.

Forward-looking statements in this release are made pursuant to the safe harbor provisions of the federal securities laws. Information contained in forward-looking statements is based on current expectations and is subject to change, and actual results may differ materially from the forward-looking statements. Isolagen, Inc. does not undertake to update any such forward-looking statements or to publicly announce developments or events relating to the matters described herein.

Isolagen's corporate headquarters are located in Houston, TX. For further information, please see www.isolagen.com.

Contact:
Jeffrey W. Tomz, Chief Financial Officer and Secretary—(713) 780-4754
Kate McNeil, Investors Contact, Investor Relations Group—(212) 825-3210
John Nesbett, Investors Contact, Investor Relations Group—(212) 825-3210

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  Exhibit 99.1